BYLAWS

OF

AXONIC FUNDS

BYLAWS

OF

AXONIC FUNDS

ARTICLE I.

introduction

Section 1. Declaration of Trust. These Bylaws (the “Bylaws”) are intended to be consistent with the Agreement and Declaration of Trust, as in effect from time to time (the “Declaration of Trust”), of Axonic Funds, a Delaware statutory trust (the “Trust”).

Section 2. Definitions. Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

ARTICLE II.

Fiscal Year and Offices

Section 1. Fiscal Year. The Board of Trustees of the Trust shall establish the fiscal year of the Trust or any Series by resolution.

Section 2. Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 3. Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE III.

Meetings of Shareholders

Section 1. Place of Meeting. Meetings of the shareholders shall be held in such place as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting.

Section 2. Annual Meetings. An Annual Meeting of shareholders will not be held unless required by the Investment Company Act of 1940, as amended (the “1940 Act”).

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Section 3. Special Meetings. Special Meetings of the shareholders may be called at any time by the Chairman, the President, or a majority of the Board of Trustees, and shall be called by the Secretary upon written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting; provided, that: (a) such request shall state the purposes of such meeting and the matters proposed to be acted on; and (b) the shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. No special meeting need be called upon the request of shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months. Notwithstanding the foregoing provisions of this Section 3, a special meeting of shareholders shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast for the purpose of consideration of removal of a trustee from office as provided in section 16(c) of the 1940 Act. If the meeting is a meeting of shareholders of any series or class, but not a meeting of all shareholders of the trust, then only a special meeting of shareholders of such series or class need be called and, in such case, only shareholders of such series or class shall be entitled to notice of and to vote at such meeting.

Section 4. Notice. Not less than seven days, nor more than ninety days, before the date of every Annual or Special Shareholders Meeting, the Secretary shall cause notice to be given to the shareholders entitled to vote at such meeting. Notice shall be given either by hand delivery, first-class mail, telegraphic or other written or electronic communication, charges prepaid, addressed to the shareholder at the shareholder’s address (as it appears on the records of the Trust or its transfer agent at the time of the mailing). The Notice shall state the time and place of the meeting and, in the case of a Special Meeting of Shareholders, the general nature of the business to be transacted at the meeting. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written or electronic communication. Notice of adjournment of a shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single written notice to Shareholders who share an address, except with respect to any Shareholder who has previously delivered written notice to the Trust to opt-out of such manner of notice.

Section 5. Record Date for Meetings. Subject to the provisions of the Agreement and Declaration of Trust, the Board of Trustees may fix in advance a date not more than ninety, nor less than ten days, prior to the date of any annual or special meeting of the shareholders as a record date for the determination of the shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different series or classes.

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Section 6. Quorum. Except as otherwise provided by the 1940 Act or in the Trust’s Agreement and Declaration of Trust, at any meeting of shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than forty percent of the Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.

If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notwithstanding the above, broker non-votes will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn a meeting.

Section 7. Voting. Each whole Share shall entitle the holder thereof to one vote as to any matter on which the holder is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of trustees. Votes may be made in person or by proxy.

At all meetings of the shareholders, a quorum being present, all matters shall be decided by majority of the votes entitled to be cast held by shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, as from time to time amended, or the Agreement and Declaration of Trust, a different vote is permitted or required, in which case such express provision shall control the decision of such question. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 8. Proxies. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either: (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Board of Trustees adopts an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless: (i) revoked by the Person executing it before the vote pursuant to that proxy is taken by (a) a writing delivered to the Trust stating that the proxy is revoked, (b) a subsequent proxy executed by such Person, (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Board of Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Chairman of the meeting. Subject to the provisions of the Declaration of Trust or these Bylaws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

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Section 9. Inspectors. At any election of trustees, the Board of Trustees prior thereto, or, if they have not so acted, the Chairman of the meeting, may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

Section 10. Stock Ledger and List of Shareholders. It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust’s transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 11. Action Without Meeting. Any action to be taken by shareholders may be taken without a meeting if a written consent to such action is signed by the number of shareholders as would be required to take such action at a meeting of the same, and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV.

Trustees

Section 1. General Powers. The business of the Trust shall be managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Agreement and Declaration of Trust, or by these Bylaws conferred upon or reserved to the shareholders.

Section 2. Number and Term of Office. The number of trustees that shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than the minimum number permitted by applicable laws, nor more than fifteen. Trustees need not be shareholders. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

Section 3. Retirement of Trustees. The Board may adopt a written policy regarding the retirement of its members, which policy may require trustees to retire or tender their resignation for the consideration of the remaining trustees or a committee thereof upon reaching a certain age. Absent such a written policy, the tenure of each trustee shall be determined in accordance with Article IV, Section 2 hereof.

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Section 4. Elections. Provided a quorum is present, the trustees shall be elected by the vote of a plurality of the votes present in person or by proxy at a shareholder meeting, except that any vacancy on the Board of Trustees may be filled by a majority vote of the Board of Trustees, even if less than a quorum, subject to the requirements of Section 16(a) of the 1940 Act.

Section 5. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place as the Board of Trustees may from time to time determine.

Section 6. Quorum. At all meetings of the Board of Trustees, one-third of the entire Board of Trustees shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than two persons. The action of a majority of the trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act, these Bylaws or the Agreement and Declaration of Trust. If a quorum shall not be present at any meeting of trustees, the trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Regular Meetings. Regular meetings of the Board of Trustees may be held without additional notice at such time and place as shall from time to time be determined by the Board of Trustees provided that notice of any change in the time or place of such meetings shall be sent promptly to each trustee not present at the meeting at which such change was made in the manner provided for notice of special meetings.

Section 8. Special Meetings. Special meetings of the Board of Trustees may be called by the Chairman or President or by the written request of two trustees. Notice of the time and place of special meetings shall be communicated to each Trustee orally in person or by telephone or transmitted to him or her by first-class or overnight mail, electronic mail, telegram, telecopy or other electronic means addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust, at least one calendar day before the meeting. Notice may be provided on the day of the special meeting by telephone, electronic mail, telegram, telecopy, or other electronic means, if, under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate. Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent.

Section 9. Meeting by Telephone Other Electronic Means. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

Section 10. Informal Actions. Except as required by the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by the number of Trustees of the Board or of such committee, as the case may be, as would be required to take such action at a meeting of the same, and such written consent is filed with the minutes of proceedings of the Board or committee. If any action is so taken by the Trustees by the written consent of less than all of the Trustees prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

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Section 11. Committees. The Board of Trustees may by resolution passed by a majority of the entire Board appoint from among its members one or more committees composed of two or more trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

Section 12. Action of Committees. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two trustees. The committees shall keep records of their proceedings and shall report their actions to the Board of Trustees, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 13. Compensation. Any trustee, whether or not he or she is a salaried officer or employee of the Trust, may be compensated for his services as trustee or as a member of a committee of trustees, or as chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

Section 14. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

ARTICLE V.

Notices

Section 1. Form. Notices to shareholders shall be in writing and delivered personally or mailed to the shareholders at their addresses appearing on the books of the Trust. Notices to trustees shall be oral or by telephone or in writing delivered personally or mailed to the trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Subject to the provisions of the 1940 Act, notice to trustees need not state the purpose of a regular or special meeting.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of shareholders, trustees or a committee is required to be given under the provisions of the Agreement and Declaration of Trust or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy, or at the meeting of trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.

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ARTICLE VI.

Officers

Section 1. Executive Officers. The officers of the Trust shall be chosen by the Board of Trustees and shall include a President, a Secretary and a Treasurer. The Board of Trustees may, from time to time, elect or appoint other officers, including a Chairman, a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold two or more offices, except that no person shall be both President and Vice-President.

Section 2. Election. The Board of Trustees shall choose a President, a Secretary and a Treasurer.

Section 3. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article VI.

Section 5. Tenure. The officers of the Trust shall serve at the pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 3 the power of appointment has been conferred by the Board of Trustees on any other officer. Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 6. President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Trust, unless the Board of Trustees designates the Chairman as Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall also be the Chief Administrative Officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

Section 7. Vice-President. The Vice-Presidents, if appointed, in order of their seniority, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the Board of Trustees or the Chief Executive Officer may from time to time prescribe.

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Section 8. Chief Compliance Officer. The Chief Compliance Officer will be responsible for administering the Trust’s compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees.

Section 9. Secretary. The Secretary will keep or cause to be kept a book of minutes of all meetings of the Board of Trustees and all meetings of the shareholders. The Secretary shall give, or cause to be given, notice of meetings of the shareholders and of the Board of Trustees, shall have charge of the records of the Trust, including the stock books, and shall perform such other duties as may be prescribed by the Board of Trustees or Chief Executive Officer, under whose supervision the Secretary shall be. The Board of Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

Section 10. Assistant Secretaries. The Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

Section 11. Treasurer. The Treasurer, unless another officer has been so designated, shall be the Chief Financial Officer of the Trust. The Treasurer shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, the Treasurer shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. The Treasurer shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all the Treasurer’s transactions as Treasurer. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. The Treasurer shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Trustees.

Section 12. Assistant Treasurer. The Assistant Treasurer shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.

ARTICLE VII.

Shares of Beneficial Interest

Section 1. Certificates. A certificate or certificates representing and certifying the class and the full, but not fractional, number of shares of beneficial interest owned by each shareholder in the Trust shall not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by facsimile signature or otherwise by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

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Section 2. Signature. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 3. Recording and Transfer Without Certificates. The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust’s shares by electronic or other means without the issuance of certificates.

Section 4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction, and may in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

Section 5. Transfer of Shares. Transfers of shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust): (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares; or (ii) as otherwise prescribed by the Board of Trustees. Every certificate exchanged, surrendered for redemption or otherwise returned to the Trust shall be marked “Canceled” with the date of cancellation.

Section 6. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Agreement and Declaration of Trust.

Section 7. Stock Ledger. The Trust shall maintain an original stock ledger containing the names and addresses of all shareholders and the number and class of shares held by each shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within reasonable time for visual inspection.

ARTICLE VIII.

General Provisions

Section 1. Custodianship. Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

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Section 2. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, a Vice President or another officer of the Trust.

Section 3. Net Asset Value. The net asset value per share shall be determined separately as to each class of the Trust’s shares, by dividing the sum of the total market value of the class’s investments and other assets, less any liabilities, by the total outstanding shares of such class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation currently in effect.

Section 4. Severability. The provisions of these Bylaws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

Section 5. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

ARTICLE IX.

Amendments

The Board of Trustees shall have the power to make, alter and repeal the Bylaws of the Trust.

Adopted as of October 17, 2019.

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